Exhibit 24.2
SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on the ___day of ___, 2006.

Oculus Innovative Sciences, Inc.
By:
Hojabr Alimi
President and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hojabr Alimi and Robert Miller and each of them, his true and lawful attorneys in fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Hojabr Alimi	President and Chief Executive Officer (Principal Executive Officer) and Director	, 2006
Robert E. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	, 2006
Akihisa Akao	Director	, 2006
Edward M. Brown	Director	, 2006
Richard Conley	Director	, 2006
Gregory M. French	Director	, 2006
James J. Schutz	Director	, 2006
/s/ Robert Burlingame Robert Burlingame	Director	November 8, 2006